UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2015

SpartanNash Company

(Exact Name of Registrant as Specified in Charter)

Michigan	000-31127	38-0593940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan	49518-8700
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On November 2, 2015, SpartanNash Company (the “Company”) called for redemption of all the outstanding $50.0 million aggregate principal amount of 6.625% Senior Notes due 2016 (the “Notes”). The Company will redeem the Notes for cash using borrowings under its revolving credit facility. The redemption will occur on December 15, 2015 (the “Redemption Date”).  Notes called for redemption become due and payable on the Redemption Date at a cash redemption price of 101.65625% of the principal amount of the Notes, plus any accrued and unpaid interest to the Redemption Date.

The Notes were issued under an Indenture dated December 6, 2012 (the “Indenture”), by and among the Company, The Bank of New York Mellon Trust Company, N.A., as Trustee, and the Company’s subsidiaries as guarantors. The Indenture was filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Commission on December 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 4, 2015	SpartanNash Company

	By	/s Kathleen M. Mahoney
Kathleen M. Mahoney Executive Vice President General Counsel